Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter and Fiscal 2020 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., February 18, 2021 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) today announced financial results for the fourth quarter and full year 2020, which ended December 31, 2020, and discussed recent business developments.

Total revenue for the fourth quarter was $23.0 million compared to $46.5 million in the fourth quarter last year. Fourth quarter net loss was $6.2 million compared to a net loss of $1.0 million in the fourth quarter of 2019. Net loss per share for the fourth quarter was $0.23 compared to $0.04 in the fourth quarter last year.

Total revenue for the full year was $100.3 million compared to $139.4 million in 2019. Net loss for the year was $21.8 million compared to $14.6 million in 2019. Net loss per share for the year was $0.83 compared to $0.60 in 2019.

Adjusted EBITDA for the fourth quarter was $(1.6) million compared to $2.6 million in the fourth quarter of 2019. Adjusted EBITDA for the full year was $(6.4) million compared to $(0.2) million in 2019. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

2020 Summary and Recent Business Developments

“COVID-19 had a significant impact on our global energy infrastructure business during the fourth quarter and full year 2020 overall, particularly in comparison to our record 2019 performance. Our successful initiatives to reduce compensation, discretionary expenses and bill of material costs offset a portion, but not all, of the pandemic driven decrease in revenue. As a result, we experienced decreases in gross profit and Adjusted EBITDA and an increase in net loss versus 2019,” said Don Young, President and CEO of Aspen.

“Despite the global pandemic, we made solid progress on our strategy to leverage our aerogel technology platform into important, high-value markets. During September, we achieved a significant design win for our PyroThinTM thermal barriers with a major U.S. automotive OEM. We are working hard to build on that success by demonstrating that PyroThinTM is a unique technology addressing the universal thermal runaway problem in EV lithium-ion batteries. We also made strong progress in the development of our proprietary battery materials to improve the cost and performance of lithium-ion batteries for electric vehicles,” continued Mr. Young.

2021 Financial Outlook

Aspen issues its 2021 full year outlook as follows:

•	Total revenue is expected to range between $100.0 million and $108.0 million
•	Net loss is expected to range between $21.0 million and $25.0 million
•	Adjusted EBITDA is expected to range between $(8.0) million and $(12.0) million
•	Net loss per share is expected to range between $0.77 and $0.92

Our 2021 outlook assumes depreciation and amortization of $8.8 million, stock-based compensation expense of $4.0 million, interest expense of $0.2 million, and weighted average shares outstanding of 27.3 million for the full year.

“Looking forward to 2021, we are projecting that the COVID-19 pandemic will continue to constrain demand for Aspen’s products in the energy infrastructure markets. In this light, we expect our revenue in 2021 will remain roughly in line with our actual 2020 full year revenue with some potential for upside. In addition, we anticipate that demand will rebound when the pandemic subsides and access restrictions for contractors in energy infrastructure facilities are removed,” said Mr. Young.

“We expect that our ongoing initiatives to reduce raw material costs and enhance manufacturing productivity will help to improve our gross margin to approximately 20% in 2021 from 15% in 2020. We plan to increase investment in our electric vehicle opportunities by $6.0 million in 2021. This investment will be used to expand the technical, commercial and operational teams and associated resources supporting our thermal barrier and battery materials businesses. As a result, we expect to experience a decrease in Adjusted EBITDA and an increase in net loss versus 2020,” continued Mr. Young.

“Looking beyond 2021, we expect that strong growth in our EV thermal barrier business and a post-COVID rebound in our energy infrastructure markets will necessitate the expansion of our silica aerogel blanket capacity by the end of 2023. Accordingly, we are engaged in the early stages of an effort to size the required expansion, select an optimal manufacturing site, and identify the appropriate financing structure to fully fund the project. We will announce additional details of this capacity expansion program as our planning efforts progress during the year,” concluded Mr. Young.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2021 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2021, including those related to the potential capacity expansion, that could cause actual results to vary materially from this outlook.

Conference Call Notification

A conference call with Aspen management to discuss fourth quarter and fiscal 2020 results and recent business developments will be held at 5:00 pm ET on February 18, 2021. During the call, management will respond to questions concerning, but not limited to, Aspen’s financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen’s website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-968-2230 (toll free, U.S. & Canada only) or +1 778-560-2694 (international) and reference conference ID “8764725” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on Aspen’s website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThinTM products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2021 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2021 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about revenue, costs, expenses, profitability, gross profit, gross margin, net loss, Adjusted EBITDA and related decreases, improvements, timing, variability or trends; beliefs about the general strength, weakness or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, EV thermal barrier or other markets and the impact of these trends on Aspen’s business; beliefs about the impact of Aspen’s cost and expense reduction initiatives; beliefs about Aspen’s initiatives to enhance manufacturing productivity; beliefs about the strength, effectiveness, productivity and fundamentals of Aspen’s business; beliefs about the COVID-19 pandemic and its impact on Aspen’s operating performance; beliefs about Aspen’s strategic initiatives and implementation; beliefs about Aspen’s investments in the electric vehicle market and aerogel technology platform; beliefs about the potential to develop new, high-value market opportunities from Aspen’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, beliefs about the role of Aspen’s technology and partnership opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about revenue, costs, expenses, profitability, investments or cash flow associated with the EV thermal barrier business; beliefs about the performance of PyroThinTM including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThinTM; beliefs about Aspen’s thermal barrier fabrication capability; beliefs about the Aspen’s need to expand aerogel blanket manufacturing capacity including the timing, size and location of any such expansion; beliefs about the sufficiency of Aspen’s financial resources and liquidity; beliefs about Aspen’s ability to raise the capital required to fund expansions of manufacturing capacity; beliefs about Aspen’s ability to execute its strategy; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, subsea, LNG, U.S., North American, Asian, European, South American, Middle Eastern, building materials, electric vehicle or other market due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThinTM to meet contractual specifications and requirements under contracts with EV thermal barrier customers; Aspen’s inability to create new product, customer or market opportunities, including for PyroThinTM or for new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located, including due to the coronavirus pandemic, COVID-19 or any other factor, any inability to expand manufacturing capacity in a second manufacturing facility; the failure to receive all regulatory or other approvals required to operate, maintain or expand our facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$16,496	$3,633
Accounts receivable, net	15,698	32,254
Inventories	13,099	8,768
Prepaid expenses and other current assets	1,830	1,114
Total current assets	47,123	45,769
Property, plant and equipment, net	46,739	53,617
Operating lease right-of-use assets	3,478	4,032
Other long-term assets	84	84
Total assets	$97,424	$103,502
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,351	$12,596
Accrued expenses	3,884	8,057
Current portion of long-term debt	1,609	—
Revolving line of credit	—	3,123
Deferred revenue	2,037	5,620
Operating lease liabilities	1,046	1,038
Total current liabilities	13,927	30,434
Prepayment liability	9,555	9,786
Long-term debt	2,059	—
Operating lease liabilities long-term	3,597	4,292
Other long-term liabilities	434	—
Total liabilities	29,572	44,512
Stockholders’ equity:
Total stockholders’ equity	67,852	58,990
Total liabilities and stockholders’ equity	$97,424	$103,502

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Product	$23,062	$46,195	$99,834	$136,934
Research services	(44)	310	439	2,441
Total revenue	23,018	46,505	100,273	139,375
Cost of revenue:
Product	19,142	35,056	85,545	111,759
Research services	13	139	134	1,332
Gross profit	3,863	11,310	14,594	26,284
Operating expenses:
Research and development	2,293	2,565	8,729	8,407
Sales and marketing	2,702	4,545	11,753	15,557
General and administrative	4,999	5,030	15,681	16,479
Total operating expenses	9,994	12,140	36,163	40,443
Loss from operations	(6,131)	(830)	(21,569)	(14,159)
Interest expense, net	(58)	(126)	(240)	(406)
Total interest expense, net	(58)	(126)	(240)	(406)
Net loss	$(6,189)	$(956)	$(21,809)	$(14,565)
Net loss per share:
Basic and diluted	$(0.23)	$(0.04)	$(0.83)	$(0.60)
Weighted-average common shares outstanding:
Basic and diluted	27,054,956	24,173,248	26,377,652	24,099,438

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(In thousands)

Product shipments in square feet	6,328	13,254	28,635	40,720

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and twelve months ended December 31, 2020 and 2019:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(In thousands)
Net loss	$(6,189)	$(956)	$(21,809)	$(14,565)
Depreciation and amortization	2,528	2,562	10,198	10,213
Stock-based compensation	2,014	886	5,004	3,771
Interest expense, net	58	126	240	406
Adjusted EBITDA	$(1,589)	$2,618	$(6,367)	$(175)

For the 2021 full year financial outlook:

	Year Ending
	December 31, 2021
	Low	High
	(In thousands)
Net loss	$(25,000)	$(21,000)
Depreciation and amortization	8,800	8,800
Stock-based compensation	4,000	4,000
Interest expense, net	200	200
Adjusted EBITDA	$(12,000)	$(8,000)